SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2002

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of Incorporation)	0-13442 (Commission File Number)	93-0786033 (I.R.S. Employer Identification Number)

8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777

(Address of principal executive offices) (Zip Code)

(503) 685-7000

(Registrants’ telephone number, including area code)

N/A

(former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS

                     Mentor Graphics Corporation, an Oregon corporation (“Mentor”), has entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 23, 2002, by and among Mentor, Indiana Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Mentor (“Purchaser”), and Innoveda, Inc., a Delaware corporation (“Innoveda”), pursuant to which Mentor will acquire Innoveda for $3.95 per share of Innoveda common stock, in cash. The Merger Agreement contemplates Purchaser commencing a tender offer (the “Offer”) to purchase all outstanding shares of Innoveda common stock at a price of $3.95 per share, net to the seller in cash, without interest, subject to certain conditions, including the receipt of all necessary government approvals and the tender, without withdrawal prior to the expiration of the Offer, of at least a majority of Innoveda’s outstanding shares of common stock on a fully-diluted basis. Following consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Innoveda (the “Merger”) with Innoveda surviving the Merger as a wholly-owned subsidiary of Mentor, whereby all of the remaining outstanding shares of Innoveda common stock will be converted into the right to receive $3.95 per share in cash. On April 23, 2002, Mentor and Innoveda issued a joint press release regarding the execution of the Merger Agreement, which is filed as Exhibit 99.1 hereto and incorporated by reference herein. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit No. 2.1 hereto and incorporated by reference herein.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

2.1	Agreement and Plan of Merger by and among Mentor Graphics Corporation, Indiana Merger Corporation and Innoveda, Inc., dated as of April 23, 2002.

99.1	Joint Press Release dated April 23, 2002 (incorporated by reference to the Schedule TO-C filed by Mentor Graphics with the SEC on April 24, 2002).

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2002

MENTOR GRAPHICS CORPORATION (Registrant)

By:	/s/ Gregory K. Hinckley

Gregory K. Hinckley President and Chief Operating Officer

EXHIBIT INDEX

Exhibits

2.1	Agreement and Plan of Merger by and among Mentor Graphics Corporation, Indiana Merger Corporation and Innoveda, Inc., dated as of April 23, 2002.

99.1	Joint Press Release dated April 23, 2002 (incorporated by reference to the Schedule TO-C filed by Mentor Graphics with the SEC on April 24, 2002)